Report of Ernst & Young LLP,
Independent Registered Public
Accounting Firm

To the Shareholders and
Board of Trustees of Investors
Municipal Cash Fund

In planning and performing our audits
of the financial statements of Investors
Municipal Cash Fund (comprising the
Tax-Exempt New York Money Market
Fund, Investors Pennsylvania
Municipal Cash Fund, Investors
Florida Municipal Cash Fund,
Investors New Jersey Municipal Cash
Fund, and Investors Michigan
Municipal Cash Fund) as of and for the
year ended March 31, 2006, in
accordance with the standards of the
Public Company Accounting
Oversight Board (United States), we
considered their internal control over
financial reporting, including control
activities for safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not
for the purpose of expressing an
opinion on the effectiveness of
Investors Municipal Cash Fund?s
internal control over financial
reporting.  Accordingly, we express no
such opinion.

The management of Investors
Municipal Cash Fund is responsible
for establishing and maintaining
effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company?s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company?s assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent or
detect misstatements on a timely basis.
A significant deficiency is a control
deficiency, or combination of control
deficiencies, that adversely affects the company?s ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company?s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of Investors
Municipal Cash Fund?s internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies in Investors Municipal
Cash Fund?s internal control over
financial reporting and its operation,
including controls for safeguarding
securities, that we consider to be a
material weakness as defined above as
of March 31, 2006.

This report is intended solely for the
information and use of management
and the Board of Trustees of Investors
Municipal Cash Fund and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than these
specified parties.



		Ernst & Young LLP

Boston, Massachusetts
May 8, 2006